UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 NE Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 13, 2009, OMNI Energy Services Corp. (“OMNI”) entered into the Fourth Amendment and Waiver to Loan Agreement (the “Amendment”) to its Senior Bank Credit Facility (“Senior Credit Facility”) dated April 24, 2008 between OMNI and Fifth Third Bank.

The Amendment grants a waiver of the fixed charge coverage ratio covenant violation at September 30, 2009 and each and every Event of Default (as defined in the Senior Credit Facility) arising solely from the violation. In addition, the Amendment includes the following additional modifications to the Senior Credit Facility: (i) the interest rate was adjusted to a rate equal to the greater of the applicable one month LIBOR rate or 1.0% to be set at the beginning of each calendar month plus an additional margin of 4.50% with respect to the $50.0 million term loan (the “Term Loan”) and an additional margin of 4.00% with respect to the working capital revolving line of credit (the “Revolver”); (ii) the total commitment under the Senior Credit Facility was adjusted to $56.0 million, reflecting principal payments made since the Term Loan’s inception and reducing the limit on the Revolver to $20.0 million from $25.0 million; (iii) the fixed charge coverage ratio on the Senior Credit Facility was modified to reflect a requirement of .90 to 1.00 for the twelve month period ending December 31, 2009 and June 30, 2010, 1.00 to 1.00 for the twelve month periods ending March 31, 2010, September 30, 2010, and December 31, 2010, and 1.10 to 1.00 for the twelve month periods ending March 31, 2011, June 30, 2011, September 30, 2011, and December 31, 2011; and (iv) the leverage ratio was modified to reflect a requirement of 3.00 to 1.00 for the twelve month periods ending December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010 and 2.50 to 1.00 for each twelve month period ending on March 31, June 30, September 30 or December 31 thereafter.

A copy of the press release announcing the completion of the Amendment is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 9, 2009, OMNI timely issued a compliance certificate to the agent bank for its Senior Credit Facility indicating OMNI’s non-compliance with the fixed charge coverage ratio covenant for the quarter ended September 30, 2009. The inability or failure to provide a certificate of compliance with the terms and covenants of the Senior Credit Facility is an event of default under the terms of the Senior Credit Facility.

As described in Item 1.01 of this Form 8-K, the Amendment granted a waiver of the event of default. The event of default did not result in an increase or acceleration of any payments under the Senior Credit Facility. The disclosure provided in Item 1.01 of this Form 8-K with respect the Amendment is hereby incorporated into this Item 2.04 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Fourth Amendment and Waiver to Loan Agreement, dated November 13, 2009, by and among Fifth Third Bank, the lenders identified therein, OMNI, the subsidiaries of OMNI identified therein and the other Credit Parties identified therein.

99.1	Press Release dated November 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: November 16, 2009
	By:	/S/ RONALD D. MOGEL
Ronald D. Mogel
Senior Vice President and Chief Financial Officer